                                                                 Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Superconductive Components, Inc. Form SB-2 Registration Statement, for the registration of 2,281,253 common shares of Superconductive Components, Inc., of our report dated February 8, 2006 relating to the balance sheet of Superconductive Components, Inc. as of December 31, 2005, and the related statements of operations, shareholders' equity (deficit), and cash flows for each of the two years in the period ended December 31, 2005, which report appears in the December 31, 2005 annual report Form 10-KSB of Superconductive Components, Inc.






                                                     /s/ Hausser + Taylor LLC



Columbus, Ohio
March 22, 2006